Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Mercantile Bank 401(k) Plan

Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-170026, 333-117763, 333-91434 and 333-152254) of Mercantile Bank of Michigan of our report dated June 23, 2023, relating to the financial statements and supplemental schedules of Mercantile Bank of Michigan 401(k) Plan (n/k/a Mercantile Bank 401(k) Plan) which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Grand Rapids, Michigan

June 26, 2024